EXHIBIT 99.1

SIMPLE TECH

Moderator: Mitch Gellman

02-12-07/7:30 am CT

Confirmation # 8838312

SIMPLE TECH

Moderator: Mitch Gellman

February 12, 2007

7:30 am CT

Operator:	At this time I would like to remind everyone in order to ask a question, please press star then the number one on your telephone keypad. We’ll pause for just a moment to compile the Q&A roster.

Your first question comes from the line of Gordon Johnson with Lehman Brothers.

Gordon Johnson:	Thanks a lot. Congratulations, guys, on solid execution. I think this is great.

Manouch Moshayedi:	Thank you, Gordon.

Gordon Johnson:	You’re welcome. If you could just possibly maybe give us an update on just how trends are tracking for the first quarter. I think that would be helpful.

Manouch Moshayedi:	Gordon, we haven’t compiled our information yet for the first quarter. However, we will give a update obviously on February 20th when we announce our fourth quarter results.

SIMPLE TECH

Moderator: Mitch Gellman

02-12-07/7:30 am CT

Confirmation # 8838312

But as a just a preliminary indication, price of DRAM has come down tremendously during the first quarter. And that’s a result of the fact that there was a lot of inventory build in the channel due in the fourth quarter.

So the first quarter, right now, from our biggest server customer is tracking slower than what it was in the third and fourth quarter of next year — last year, as a result of this inventory build. However, we are told that the inventory will work itself out (unintelligible) next four to six weeks. And we will start standard operations one more time.

Gordon Johnson:

All right. Thank you. And I guest just last week from my end, looking at, I guess, Malaysia. Should we assume… And I guess some of this cash is going to be used to ramp production and operations there?

Manouch Moshayedi:

Yes, you know, as Dan mentioned, our cash balance is approaching $100 million now with no debt. And we expect that we will spend about $25 million of it this year on the Malaysia plant. Depending, obviously how fast we go in expenditure of building the building and buying the machinery. But we expect to spend about — somewhere around $4 million on the land, and about $12 million on the building, and another 8 to $10 million on buying new equipment.

Gordon Johnson:	Okay. And then just lastly, when should we expect to see, I guess, some benefit from that?

Manouch Moshayedi:	I would say starting the first quarter of 2008, we plan operations in Malaysia. However, the tax benefits come a little bit slower because of the IP transfer issue with the tax code.

SIMPLE TECH

Moderator: Mitch Gellman

02-12-07/7:30 am CT

Confirmation # 8838312

So I would say that somewhere around 2009, 2010, 2011, we will see our tax rates go down tremendously, based on our forecast in the past. It should be in the high teens at that point, which is more in line with most of the competitors who do have operations outside the United States. And I think, cost wise, we will see the — we will see our gross profit margins grow up by 2 or 3% once Malaysia is completely up and running.

Gordon Johnson:	So for the full year ‘07, we should assume, I guess, a 38% tax rate?

Manouch Moshayedi:	Yes.

Gordon Johnson:	Thanks a lot. And congrats guys for a solid execution.

Manouch Moshayedi:	Thank you very much.

Dan Moses:	Thank you.

Operator:	Your next question comes from the line of Daniel Gelbtuch with CIBC.

Daniel Gelbtuch:	Congratulations, guys. Great move. Great execution.

One question with regard to, just a little more color on Malaysia. So you’re saying that we should see the 38% slowly decline in ‘08 and ‘09? Or is it going to stay at 35%, or 38% until 2010 or something like that?

Dan Moses:

Daniel, it will be more of a step up. We expect it to stay pretty consistent to what we’ve been experiencing probably for about another year-and-a-half, two years. We’re entering into an IP cost sharing arrangement, in which any new IP that we develop, kind of from the beginning of this year on, once that starts to be sold, then we’ll start to see the positive impact, and the declining effective tax rate.

SIMPLE TECH

Moderator: Mitch Gellman

02-12-07/7:30 am CT

Confirmation # 8838312

So basically, since our technology development cycle is probably about 18 months, we probably won’t see a lot of — start to see the rate decline for at least a year-and-a-half. And then you will start to see a steady decline on the rate.

Daniel Gelbtuch:

Okay. Now with regard to just the profile of your memory business, with the DRAM, or stacked DRAM business, obviously you have this big OEM that’s going to be changing their accounting, or allowing you to change your accounting. What percentage pro forma will this customer be of overall revenues? And what should we be modeling for this non — the rest of the customers who are not in the space? And what kind of, you know, what kind of gross margin should we expect from the non-pass through DRAM customers?

Manouch Moshayedi:	So DRAM, I think, DRAM is looking to be somewhere — about 40% of total business right now. And this one customer will drop to below 5% level of sales.

Dan Moses:

If you look at the press release, it actually gives you a little bit of like a three quarter history — Q1, Q2, Q3 so you can get a rough feel of what the run rates were from that customer, at least last year.

Daniel Gelbtuch:	And the assumption is that you’re going to be trying to move other customers over? Or is…?

Manouch Moshayedi:

No, we are not trying to move any other customers over to this model. This model was a very difficult to get approval on from the customer that we did. And it took a long time. It was only worth our while doing it with a

SIMPLE TECH

Moderator: Mitch Gellman

02-12-07/7:30 am CT

Confirmation # 8838312

majority customer who is doing lots of DRAM business with us. The rest of the DRAM business that we do are not concentrated on one single customer this way for us to work on it.

Daniel Gelbtuch:	So assuming that — assuming this new mix, what kind of gross margin level should we be looking at?

Manouch Moshayedi:

And this… By the way, once we do this, obviously we started calculating the mix with this new method. This is a very high profit margin method, depending on what the mix is. And as I mentioned, to Gordon, just on the last question. The business from this customer has slowed a little bit during this quarter, simply because they have built a tremendous amount of inventory that they have to work through for another four to six weeks.

But once that business is normalized, we expect that our gross profit margins will be somewhere around the 40% mark. We would expect it between 35% and 44% rate, depending on how big of the portion of our business this one customer is.

Daniel Gelbtuch:	Okay, thank you very much.

Manouch Moshayedi:	Thank you, Daniel.

Operator:	Your next question comes from the line of Bob Gujavarty with Deutsche Bank.

Bob Gujavarty:	Thanks, guys. I’m calling in for (Pranay Laharia).

Just a few questions around the transaction. Do you anticipate taking any charges upon this transaction?

SIMPLE TECH

Moderator: Mitch Gellman

02-12-07/7:30 am CT

Confirmation # 8838312

Dan Moses:

The only charge that we will be taking is severance package for the founder that’s leaving. However, once we get into Q1 reporting, we’ll be reporting all the expenses for the, you know, the period up to the close as discontinued operations. So that won’t show up in the continued operations.

The company that acquired the consumer division is hiring all the employees. So, there’s no other severance charges at all. There will be, you know, operating in our facilities for a couple months until they move out. So there will be transition services, and they’ll reimburse us for the shared cost until they move out. So we’re not anticipating any additional charges.

Manouch Moshayedi:	And there was no write-down from this transition.

Bob Gujavarty:

Okay, great. And also just talking about the different businesses. Is it pretty easy to separate the Consumer and OEM Divisions like product development, manufacturing, all those things are pretty much in parallel and it’s easy to separate the two?

Dan Moses:

I would say no, as of a year and a half ago. But as we’ve, you know, we’ve made this one of our strategies to take a look at a strategic divestiture, we’ve been working on our system to carve these things out. You know, try to break employees into one of the two divisions for probably since the beginning of last year. So at this point in time, it’s relatively easy. But historically it was not.

Bob Gujavarty:

Okay. And just went one final question. The consumer business, obviously you went through the profitability and it wasn’t nearly as profitable. But did it help you get some scale, in terms of buying components like DRAM and Flash. Can you address that, kind of (unintelligible)?

SIMPLE TECH

Moderator: Mitch Gellman

02-12-07/7:30 am CT

Confirmation # 8838312

Manouch Moshayedi:

Actually, absolutely not. All we buy are DRAM and flash for our OEM customers directly from semiconductor manufacturers. While almost all of the buys that we did for consumer was bought from card builders in the Far East. So there was no scale that was built with one single vendor to buy this type of a product. So it didn’t help us one bit.

Bob Gujavarty:	Okay, thanks guys.

Manouch Moshayedi:	Okay, thank you.

Dan Moses:	Thank you.

Operator:	Your next question comes from the line of Salomon with B. Riley & Co.

Salomon Kamalodine:	Hey guys.

Manouch Moshayedi:	How’re you doing?

Manouch Moshayedi:	Hi Salomon.

Salomon Kamalodine:	You talked about the pro forma growth margins at about 40% blended. Do you want to go through the same of exercise for operating margins? I get to a 20% operating margin pro forma. Is that right?

Dan Moses:

Yeah, I think that’s kind of what our target is Manouch talked about. You know, while the flash business was very strong in Q1, we are working with this one larger DRAM customer to kind of work through some of the inventory that they’ve got. So I think that’s kind of our target model going forward. It may not quite be all the way there yet in Q1, but I think we hopefully can get there pretty quickly.

SIMPLE TECH

Moderator: Mitch Gellman

02-12-07/7:30 am CT

Confirmation # 8838312

So I think, you know, you’re’ probably, you know, hopefully within a few quarters we’ll get to some of those numbers. But we’re probably not quite there yet.

Salomon Kamalodine:	Okay. And going through the change in accounting. If I look at the — your analysis, there’s quite a bit of variation in the services portion of the (unintelligible) business for that customer.

What drives the variation from one quarter to the next, in terms of the manufacturing and kitting part of the business?

Dan Moses:

Basically, the way that we perform the calculations there. We just went through and took the average DRAM price for each of the different parts that that customer buys and backed out. So it’s really just a formula of us looking at the gross sales and gross cost of goods sold, finding out what the actual DRAM cost was and backing it out. So, you know, the variety might be due to mix of capacities, fluctuations in component market, those types of things can have an impact on those figures.

Manouch Moshayedi:

The key thing for us doing this with this customer was to take the risk of DRAM out of our equation. So today with the divestiture of our consumer business, and doing this method of accounting with this one large customer, we have next to zero inventory price protection issues or dropping issues of inventory pricing. So we’ve eliminated all the risk on our inventory going forward.

SIMPLE TECH

Moderator: Mitch Gellman

02-12-07/7:30 am CT

Confirmation # 8838312

Salomon Kamalodine:	Right. Okay. Well I just want to congratulate you on being able to squeeze out 43 million in cash from a business that had a return on invested capital of under 2%. I think you did a great job.

Manouch Moshayedi:	Thank you, Salomon.

Dan Moses:	Thank you.

Operator:	Your next question comes from the line of Richard Shannon with Northland.

Richard Shannon:	Hi guys. How are you?

Manouch Moshayedi:	Hi, Richard.

Richard Shannon:

Good. Most of my questions have been asked here. But I’ve got a couple of kind of similar ones here. First of all, how many people are associated with the consumer business this year that you’ll be divesting?

Manouch Moshayedi:	Before the transaction, we had about 630 or so — 630 to 650 employees. With the transaction, 150 people will go over. So we’ll be down in the high four hundreds to five hundred.

Richard Shannon:

Okay, great. The second question is probably for Dan. Once you complete the divestiture and you’ve changed the accounting — after you’ve ready changed the accounting. What are some of the operating metrics that we should think about in your business, in terms of DSOs, inventory turns, and overall cash conversion cycle?

SIMPLE TECH

Moderator: Mitch Gellman

02-12-07/7:30 am CT

Confirmation # 8838312

Dan Moses:

Sure. As our as DSOs on accounts receivable, you know, just about all of the OEM customers are Net 30 days. So, you know, I would expect probably, we should be able to bring it down to, you know, 40 or 50 days on A/R hopefully on the lower end.

Inventory. The way that we usually operate with most of the larger OEM customers is that we’ll get purchase orders during one month, go and buy the DRAM and flash component for the shipment the next month. That way, you know, we kind of lock in our margins at that point in time to guard us against fluctuations in component prices. And those will be orders that they don’t cancel.

So the inventory risk is almost nil, based on the OEM model. So you’re probably looking at typically having somewhere between 45 and 60 days of inventory. So I would say, 40 to 50 on A/R and probably about 45 to 60 on OEM inventory.

Manouch Moshayedi:

There’s just one thing that we have to be very clear about is that, we still hold the inventory of this customer as part of our inventory. Even though the risk of the price drop belongs to the customer. We buy the inventory. We keep it here in our inventory. So when you see inventory numbers, you know, at the end of the quarter, those numbers include the DRAM inventory of this one customer.

Richard Shannon:

Great. Great clarification there. And lastly, I just wanted to confirm.… My line was a little staticky when you were talking about the gross margin of around 40%. Was that referring to just the OEM DRAM business with this particular customer? Or was this overall OEM DRAM or your entire business?

SIMPLE TECH

Moderator: Mitch Gellman

02-12-07/7:30 am CT

Confirmation # 8838312

Manouch Moshayedi:

No, we were talking about overall business which you know is going forward business. Going forward it should be averaging to about 40%. We would think that it would start out somewhere around 35% and grow to over 40% by the end of 2007.

But you’re talking about the total mix of business that we’re doing in our OEM business. This particular business will be about a 60% margin type of business.

Dan Moses:

Yes, so it’s more just mix of sales. The DRAM business is estimated to be about 40% of the total sales. Although our OEM flash, you know, over the past couple of years has been growing at a much faster rate. So that’s probably a good number for the short term.

You know, one other thing about the inventory that I want to just add is that, you know, although our customers put in orders. We buy the components for those orders, and kind of lock in the price of margin. You know, long-term there’s been a big misunderstanding for us about the drops in flash prices hurting our business. And while that may have been somewhat of an issue for the consumer division, for the OEM division, drops in flash prices are very, very, good for us. It allows.… It opens up new opportunities for applications that may have been too expensive versus hard drives. So we welcome any Flash price drops for our OEM business.

Richard Shannon:	Great. Great for that clarification, and congratulations. I think this sounds like a great deal for you guys. Thanks a lot.

Manouch Moshayedi:	Thanks, Richard.

Mitch Gellman:	Thank you.

SIMPLE TECH

Moderator: Mitch Gellman

02-12-07/7:30 am CT

Confirmation # 8838312

Operator:	Your next question comes from the line of Eric Gomberg with Thomas Weisel Partners.

Eric Gomberg:	Let me echo my congratulations.

Manouch Moshayedi:	Thank you, Eric.

Eric Gomberg:

Can you just clarify the previous question? You said that the inventory on the DRAM will still be on your balance sheet, but I assume there will not be any actual inventory risk. If pricing moves that you have no exposure?

Manouch Moshayedi:

That is true. So the way that the mechanics of this deal works is that we buy the inventory after we’ve received purchase orders for the product from the customer. And the risk of the inventory belongs to the customer. So inventory is sitting on our books here, we—technically it doesn’t belong to us. It belongs to the customer. But the customer could take its time taking that inventory from us. They can push their orders back up to 90 days and, you know, so it might cross over from one quarter to another while we bought those inventories.

Eric Gomberg:	Okay. Can I ask you a little about the sales process, why Fabrik? Were there any competing offers and how long were you in negotiations on the price and with them or various other potential buyers?

Manouch Moshayedi:

Yeah we, our bank who was trying to divest of this piece of our business actually looked about 50—sent out books to about 50 different companies. We received two offers and Fabrik’s offer was a better offer. Fabrik actually had some strategic benefits out of this deal since they were a software developer that they wanted to put the software on the hard drive and sell it to retail channels. So for them having a retail channel was very important.

SIMPLE TECH

Moderator: Mitch Gellman

02-12-07/7:30 am CT

Confirmation # 8838312

The other company was just a financial buyer and we felt that the deal that we got out of Fabrik was a much better deal. So it made a lot of sense for Fabrik for the strategy to go forward and expand its business in the retail and add value type of products into the retail channel. So I think that we—they will be successful with the branding that we’ve built and the channels that we’ve built.

It’s just for us this was also a excellent deal because for the past two years this business did not add much of a profit and it was more of a distraction and it dropped our good profit margin as a hold down. So we thought going forward it would be much better for us to being very focused on the OEM business and, you know, more of a pure player on the OEM side rather than having a consumer division.

Eric Gomberg:	Right. Is that …

Manouch Moshayedi:	Does that answer your question?

Eric Gomberg:

No, that’s very helpful, very helpful. Regarding the comment you just made that it has not contributed much to profit. That surely is true. Although going through your financials in the 8K, it looks like in 2006 it adds a couple of pennies to continue operations in 2005 a bit more. The comment I guess was that this is neutral to 2007 so just wondering if …

Manouch Moshayedi:	Sure.

SIMPLE TECH

Moderator: Mitch Gellman

02-12-07/7:30 am CT

Confirmation # 8838312

Eric Gomberg:	You know, how it doesn’t a take a couple pennies out or if it’s because you’re getting paid above the working capital.

Dan Moses:

Right Eric, the accounting rules do not allow you to add in the interest income that you’d receive from the proceeds. So if you were to calculate the interest, it would actually more than offset the little bit of profit that they made last year. So the interest income from the deal proceeds are not included in those models.

Eric Gomberg:

Okay fair enough. And then just one last question. Could you talk a little bit about the timing of the use of cash, what type or perhaps size attempt that you’re maybe looking at something bigger than what you have in the past. But the type of strategic acquisitions that we may see.

Manouch Moshayedi:

Well at this point now with having this much cash on the balance sheet, then we can open up the spectrum of companies that we are looking at. Before we were just looking at very small companies because the amount of cash that we could have used was very small. Now that we have this much cash at least we can go one notch higher or two notches higher and look at companies who are, you know, who are bigger in the sector, doing something positive in the sector in terms of at least technology. So go forward obviously that is one of our strategies to add more of the same as what we’ve done, but in a bigger scale.

Eric Gomberg:	Okay. Thank you.

Manouch Moshayedi:	Thanks a lot Eric.

SIMPLE TECH

Moderator: Mitch Gellman

02-12-07/7:30 am CT

Confirmation # 8838312

Operator:	Again, if you would like to ask a question, please press star 1 on your telephone keypad. Your next question comes from the line of Pierre MacCagno with Needham.

Pierre MacCagno:	Congratulations on the sale Manouch.

Manouch Moshayedi:	Thanks Pierre. Thank you very much.

Pierre MacCagno:

Most of my questions were asked, but I just wanted to ask a little bit more about the pricing of Flash in OEM. So when the pricing of Flash drops, you say it doesn’t really affect your OEM business. Could you go over that a little bit more clearly because I mean, don’t customers get a lower pricing? And doesn’t that affect a little bit of your revenues or I mean is that offset by the incremental new business that you get?

Manouch Moshayedi:

Yeah so there are two mechanics here. Number 1 is the price of Flash is dropping a lot faster than drop in pricing to our customers because what happens is that we lock in a—when we get into a project with a customer, we lock in a price with them and there’s a steady decline on a quarterly basis for the pricing. It’s not as steep as happened in the actual market.

The other thing is that additional customers that come along with higher density type of products because one of the benefits that we’ve seen in the Flash business is that as the price of Flash drops, people go to much higher densities. We basically today if we look at it, we can build a 32 gigabyte hard drive for somewhere around 300 bucks or so. While go forward we believe that based on Flash price drops that we have seen, by the end of the year we will be able to offer people or at least build 64 gigabytes for somewhere around 300 bucks. And we feel that if the Flash price drops, keep going we will be able to offer 128 gigs for 300 bucks or at least build it for $300 bucks.

SIMPLE TECH

Moderator: Mitch Gellman

02-12-07/7:30 am CT

Confirmation # 8838312

So when we can do that, let’s say it does happen by the end of 2008, we believe that 128 gigabytes at, you know, let’s say if we sell it at 500 bucks or 600 bucks and still make 50% margins on it, that is a very compelling product for that price. It definitely goes head to head with the same product line out of magnetic drives or fiber channels somewhere around 500, 600 bucks for the same type of a product line.

So we think that once we get to the 128 gig at, you know, 500 bucks or so, we will be very competitive in the market with the hard drive market and we’ll take maybe a share of that market, at least a good portion of it.

Pierre MacCagno:	So are they mostly on hard disk drives or other sectors?

Manouch Moshayedi:

Well right now we think that the biggest growth will be coming from the Enterprise Seller market. Obviously the military markets are growing and the Net Comm markets are growing also for us. But go forward as I mentioned this whole matrix of price drops in Flash, we think that the Enterprise Seller market will be the biggest market for us because the higher (IOPs) products that we offer and the high (IOPs) products that we offer will be very much right in line with what Enterprise Seller market will be.

Pierre MacCagno:	Great. Congratulations. Thanks.

Manouch Moshayedi:	Thanks a lot Pierre.

Operator:	Your next question comes from the line of Salomon Kamalodine with B. Riley and Company.

SIMPLE TECH

Moderator: Mitch Gellman

02-12-07/7:30 am CT

Confirmation # 8838312

Salomon Kamalodine:	My follow up was answered but let me ask you do you expect to recognize a tax benefit as it relates to the R&D tax credit?

Dan Moses:

Yes. The R&D tax credit was put back in place so we’ll run that through Q4 and then we’ll be able to have that credit going forward. We were able to, you know, throughout the year we were recording benefits on the, you know, from the state of California. So this is only a federal issue. But yeah we will actually—it’s not very significant but, you know, we will have the additional benefit in Q4 and then go forward.

Salomon Kamalodine:	Can you quantify that?

Dan Moses:	I don’t have the number in front of me. I can follow up with you after. I don’t know the exact number. I haven’t seen the final provision yet.

Salomon Kamalodine:	Okay thanks.

Operator:	Your next question comes from the line of James Cappello with Kern Capital.

James Cappello:	Hey good morning guys.

Manouch Moshayedi:	Hey James.

James Cappello:	My question regards the inventory build at the customer in which the changes are taking place. That inventory build occurred in the DRAM part of the business, right?

Manouch Moshayedi:	Yeah it’s all in this discussion with basically I think 100%, yeah, 100% of the business is DRAM.

SIMPLE TECH

Moderator: Mitch Gellman

02-12-07/7:30 am CT

Confirmation # 8838312

James Cappello:	Okay and how is DRAM pricing been so far this quarter?

Manouch Moshayedi:

The DRAM prices has been going down in a pretty fast paced actually during this quarter. I think we’ve seen over a 20% drop already in the quarter and based on the forecast I’m seeing, the DRAM pricing will continue to go down also during the year. I think it’ll probably be another 20% left in it and drop in the year.

James Cappello:	Okay and what do you think that DRAM prices sell as a percentage in the fourth quarter?

Manouch Moshayedi:

In the fourth quarter the price of DRAM actually went up. And I think this whole price of DRAM going up and then coming down has had a lot to do with the fact that these types of customers I think will in a panic situation in Q4 of last year buying up a lot of DRAM in the market, therefore putting pressure on the total DRAM supply and getting the prices up. So what we saw was a good 10% to 20% in some products of increase in pricing during the fourth quarter from the third quarter.

And now we’ve seen all of that dissipate during the first quarter because now that they’ve gone through the Christmas period, they’ve gone through the sales period and now they’re seeing that based on today’s forecast and sales revenue they will have another, you know, six to eight weeks or four to six weeks of inventory of DRAM on hand. And that is putting negative pressure on supply because now there’s supply available and they’re not taking much.

James Cappello:

Okay but this customer going forward is going to be—you’re getting rid of all that risk and even if they do have any kind of inventory or things are not selling through for them, it’s going to be under 5% revenue for you.

SIMPLE TECH

Moderator: Mitch Gellman

02-12-07/7:30 am CT

Confirmation # 8838312

Manouch Moshayedi:

Yeah so basically this customer was let’s say, you know, $10 to $15 million a quarter revenue before. And now it’s going to drop to, you know, somewhere around $1 to $3 million type of a revenue. So it will be, you know, as we go forward it will be less and less significant on a revenue basis for us.

However, on the bottom line, it can add a lot because the, you know, $1 to $3 million of revenue that we would gain would be somewhere around the 60% margin.

James Cappello:	Right.

Dan Moses:

Yeah it’s typically about 2/3 of the sales price or the DRAM chip so if you, you know, if you have $15 million of revenue it might be as high as $5 million of net revenue after you back the DRAM out, so, and it’d be highly profitable. So it can add a lot to profit when they have a good quarter but it won’t be as significant at all on the revenue line.

James Cappello:	Okay great. And on a separate issue, can you talk about your thoughts on Flash pricing in ‘07 and break that out between MLC and SLC?

Manouch Moshayedi:

Yeah, so MLC has dropped obviously so I think this is one good reference would be that MLC has (unintelligible) were pretty much in line if you looked at, you know, second quarter of last year. So let’s say on a 16 gigabit chip, MLC has occupied in both were about 23 bucks at that time. Today, obviously we’ve seen during this whole, you know, seven, eight months we’ve seen a tremendous drop in pricing and therefore, what we’ve seen is that MLC going to from 23 bucks has dropped somewhere around $11, while SLC has dropped to below $15. So they’re both dropped in a huge amount, however MLC SLC pricing has dropped much faster.

SIMPLE TECH

Moderator: Mitch Gellman

02-12-07/7:30 am CT

Confirmation # 8838312

James Cappello:	Okay great. Thank you.

Manouch Moshayedi:	But just one thing to clarify, we don’t do anything with MLC at this point. It’s just all SLC.

James Cappello:	Right, thanks Manouch.

Manouch Moshayedi:	Okay.

Operator:	Your next question comes from the line of Jeffrey Raff with Morgan Keegan.

Jeffrey Raff:

Hey guys, once again, let me weigh in on the congratulations. It’s really been quite a transformation of the company at this point I mean, from where you guys started and my questions relate to I think where you’re headed over the next couple of years and Manouch did a good job of talking about the pricing in solid state and how that’s going to be competitive with magnetic over the next couple of years.

One, can you remind us away from the pricing, what the performance benefits are or why OEMs would rather buy solid state Flash than magnetic hard drives. And two, who will you compete with in this market?

Manouch Moshayedi:

Right so there’s a huge amount of performance issues with using current fiber channel drives in Enterprise server markets in terms of how slow they are and the number of (IOPs) they’ve got. What we offer in those types of markets is very, very high (IOPs), 50,000 (IOPs) for these customers, plus 200 megabytes per second transfer rate.

So it is a very big delta between performance of the current magnetic drive because simply because there is no head to move for the solid state drive. Obviously it’s all made out of flash chips. So there is huge performance. There is a huge power delta also. Power usage is a lot lower on a solid state.

SIMPLE TECH

Moderator: Mitch Gellman

02-12-07/7:30 am CT

Confirmation # 8838312

So when you go into huge server banks, power is a major issue and the hard drive is a more of a overhead of the power overall than it is in a PC or a laptop because of all the other things that are associated with PCs and laptops. So a huge advantage for Enterprise guys to use solid state.

Jeffrey Raff:	And just out of curiosity, I mean I’m sure all the analysts on the phone know this but how big is that market right now? I mean, hundreds of billions? I mean, how big is that market?

Manouch Moshayedi:

Well we are not thinking of that. I think that what the market that we are going into, this Enterprise market will be somewhere around based on a forecast of somewhere around $2 billion by year 2011. So they’re small markets right now because of the delta between pricing. But as I mentioned, the price delta is coming lower and lower every day.

If the supply chain keeps on some pumping Flash as much as they do on a go forward basis we will see, you know, 128 gigabytes at very affordable prices and we will see 256 gigabytes at very affordable prices. So we intend to start cutting into that huge magnetic drive market. But, you know, $2 billion is still a very good number by 2011 from our point of view because still this market has a tremendous amount of growth profit margin associated with it.

Jeffrey Raff:

And then my final question is who are you going to compete with as prices come down and people want to look to buy solid state memory versus the hard drive? Who else is out there that you guys are going to be playing against?

SIMPLE TECH

Moderator: Mitch Gellman

02-12-07/7:30 am CT

Confirmation # 8838312

Manouch Moshayedi:

Well I mean as this market gets bigger, a lot of people will be trying to get into it. Obviously, you know, people who are semiconductor manufacturers would want to get into this market because they have to sell the Flash. Some of them for example, the Samsung, the Intel, the people like that that we already buy Flash from obviously, you know, they’re already getting that revenue through us. But, let’s say, the Sandisk Toshiba combination would be a company that might be wanting to get into this business later on.

Jeffrey Raff:	Okay thanks and congratulations again.

Manouch Moshayedi:

But Jeff, you know, just keep in mind that, you know, for the past four years, we have only concentrated on building our technology in this one sector while the rest of the people have been trying to get into the consumer business. So all of our IP, everything that we’ve done over the past four years has been towards building a product line just for this business. So there is a huge technology advantage that we have with the rest of the competitors at this point. So there is some delay for anybody that wants to get into this business, so …

Jeffrey Raff:	I got you.

Manouch Moshayedi:	Okay.

Jeffrey Raff:	Unless they want to buy your company, then they’re in like that, right? Boom.

Manouch Moshayedi:	I mean if we sell our company, we won’t have a company anymore.

Jeffrey Raff:	Oh you go buy another one.

Manouch Moshayedi:	All right. Thanks a lot Jeff.

SIMPLE TECH

Moderator: Mitch Gellman

02-12-07/7:30 am CT

Confirmation # 8838312

Jeffrey Raff:	Thanks.

Operator:	Your next question is a follow up question from Gordon Johnson with Lehman Brothers.

Gordon Johnson:

Thanks a lot. Just wanted to just ask about the I guess inventory situation and how we should look at I guess the full year. Do we expect that to maybe impact I guess profitability for the full year ’07?

Manouch Moshayedi:

Well the inventory obviously would have nothing to do with the—I mean would not have anything to do with the full year because we feel that it will adjust itself over the next couple of months. So we still feel very optimistic that the full year 2007 will stay same as what has been predicted.

However, we feel that the first quarter and maybe going into the first couple weeks of the second quarter will be lower because there’s still, you know, one customer has got a tremendous amount of inventory on the shelf that they have to work out. So full year we think that, you know, third quarter, fourth quarter looks pretty awesome because a lot of the products that we have started to qualify at customers are getting actually qualified.

We have got a, our new controller is qualified across the board with all of our customers. So we think that as those customers start pumping new products out using our technology, our revenue will grow over the year and we see that, you know, we think that there’s going to be tremendous growth through the year and profits will—profit margins, operating margins and net profits will increase. So we’re very comfortable with the analyst’s number for the year of 2007.

SIMPLE TECH

Moderator: Mitch Gellman

02-12-07/7:30 am CT

Confirmation # 8838312

Gordon Johnson:	Thanks for that point of clarification Manouch.

Manouch Moshayedi:	Thanks a lot Gordon.

Operator:	Your final question comes from the line of Pierre MacCagno with Needham.

Pierre MacCagno:	Manouch can you give a little bit further clarification on the inventory from this DRAM customer? What is the amount more or less that we’re talking about?

Manouch Moshayedi:

Yeah as I mentioned the customer and I think customers similar to this customer panicked a lot during the fourth quarter of 2006 and basically purchased a lot of DRAM from those suppliers. And that is affecting I think in the part of DRAM it affected itself in part to DRAM in the fourth quarter where it increased and now it’s affecting sales in DRAM in the form of a decrease.

So I think that overall we think that by the end of first quarter, this customer will be back to the normalized situation in terms of inventory and buying will resume again.

Dan Moses:

Yeah Pierre, it’s not affecting our inventory levels it’s just impacting on the level of orders that we’re getting from this customer in January, February timeframe because they’re trying to get very lean on their own with DRAM inventory because the prices are coming down. So we expect, you know, them to kind of get to very low levels of inventory shortly and then kind of resume buying on a more normal level.

SIMPLE TECH

Moderator: Mitch Gellman

02-12-07/7:30 am CT

Confirmation # 8838312

Manouch Moshayedi:

Yeah so that’s, you know, that’s a very good form of clarification. If I was ambiguous before, I’m sorry. But the inventory that we were talking about is sitting at the customer in their manufacturing plant and not at our inventory.

Pierre MacCagno:	Although you carry it in your books.

Manouch Moshayedi:

No, no, no, no. This is not that inventory. What inventory we’ve got is what we haven’t shipped to this customer so it’s a very small amount. But the inventory that we’re talking about that they billed for, you know, another four to six weeks worth of inventory for the end of (unintelligible) and they will run out by the end of this quarter. That inventory is sitting on their shelf in their sites ready to get put on their systems. None of it is sitting in our inventory.

Dan Moses:

Yeah the only impact for us is that the orders from those customers until they lower their own inventory down, they have to load their order rates in January, February. And once they kind of use up that inventory, they’ll start to get back to normal levels of buying again.

Pierre MacCagno:	Can you give us an idea of how large this is? I mean, …

Manouch Moshayedi:

It is quite large that, you know, for the next four to six weeks, this customer and I think a lot of customers just like this will probably buy very minimal amounts of inventory from DRAM manufacturers and that’s what happening right now in the DRAM business as whole. And I think everybody else who is in the semiconductor sector of DRAM have seen this decrease in pricing and demand diminish for DRAM for this quarter simply because these types of customers built a lot of inventory and maybe it’s inventory of finished goods that they’re ready to ship to their customers. But their inventory has increased tremendously over the fourth quarter of last year.

SIMPLE TECH

Moderator: Mitch Gellman

02-12-07/7:30 am CT

Confirmation # 8838312

Pierre MacCagno:	It should be like one quarter worth of inventory. Is that …

Manouch Moshayedi:

I think they bought instead of one quarter worth of inventory in the fourth quarter, they bought two quarters worth of inventory, so they’re working towards finishing up the second quarter of inventory that’s what.

Pierre MacCagno:	Okay thanks.

Manouch Moshayedi:

All right. Okay so this is the end of the question and answer period. It’s almost 6:30 here and 9:30 on the East Coast. Thank you very much for participating in this session here. We feel very positive about the transactions that we’ve done on Friday. We feel that going forward we are now a pure player OEM player in the market in Flash and very high end DRAM products and it will have a tremendous effect on, positive effect on our gross profit margins and operating margins go forward.

So I want to thank all of you guys for supporting us here in 2006 and I hope you stay with us during 2007. And I wish the best of luck to all of our people in Consumer Division who have gone through this transition and they will continue on at SimpleTech as part of Fabrik Inc. Thank you very much.

Operator:	This concludes today’s conference call. You may now disconnect.

END